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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-4) and related Proxy Statement/Prospectus of Transocean Offshore (Texas) Inc., a Texas corporation, for the registration of 101,060,300 ordinary shares of Transocean Offshore Inc., a Cayman Islands exempted company, and to the incorporation by reference therein of our report dated January 26, 1999 with respect to the consolidated financial statements of Transocean Offshore Inc., a Delaware corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission. We also hereby consent to the incorporation by reference of this consent and the aforesaid report in any additional registration statements relating to the transactions described in the Proxy Statement/Prospectus filed by Transocean Offshore (Texas) Inc. with the Securities and Exchange Commission pursuant to Rule 462(b) of the Securities Act of 1933, as amended.


                                                           /s/ ERNST & YOUNG LLP


Houston, Texas
April 7, 1999